Exhibit 99.1

Duluth Holdings Inc. Announces  Third Quarter Fiscal 2018 Financial Results

MOUNT HOREB, Wis., Dec. 6, 2018 – Duluth Holdings Inc. (dba, Duluth Trading Company) (“Duluth Trading” or the “Company”) (NASDAQ: DLTH), a lifestyle brand of men’s and women’s casual wear, workwear and accessories, today announced its financial results for the fiscal third quarter ended October 28, 2018.

Highlights for the Third Quarter Ended October 28, 2018

•	Net sales increased 27.4% to $106.7 million compared to $83.7 million in the prior-year third quarter
•	Gross margin increased 50 basis points to 57.1% compared to 56.6% in the prior-year third quarter
•	Operating loss of $2.6 million compared to operating loss of $0.6 million in the prior-year third quarter
•	Net loss of $3.2 million, or $0.10 per diluted share, compared to net loss of $0.8 million, or $0.03 per diluted share, in the prior-year third quarter
•	Adjusted EBITDA[1] of $1.0 million compared to $1.9 million in the prior-year third quarter
•	The Company opened four retail stores in Golden, CO; Ramsey, NJ; Canton, OH and Greensboro, NC, totaling approximately 79,000 gross square feet
•	35th consecutive quarter of increased net sales year-over-year

1See Reconciliation of net income to EBITDA and EBITDA to Adjusted EBITDA in the accompanying financial tables.

Management Commentary

“We are pleased with our third quarter results, which were in-line with our expectations and also marked our 35th consecutive quarter of increased net sales year-over-year. We continue to see strong contribution from our new stores and growth from our Women’s business,” said Stephanie Pugliese, Chief Executive Officer of Duluth Trading.

“Throughout the year, our team worked tirelessly and our results year-to-date put us in a strong position heading into the holiday season. We expect to deliver on our fiscal 2018 guidance. We have made significant investments during the year that strengthen our competitive position and enable us to provide an outstanding customer experience, including:

•	improvements in the e-commerce and mobile experience;
•	buy-online-pickup-in-store and ship-from-store in seven of our stores;
•	mini-distribution center in our Greensboro retail store;
•	electronic gift cards;
•	launch of our Women’s plus line;
•	15 new store locations to touch and experience our products; and
•	upgrades to our Belleville distribution center.”

Operating Results for the Third Quarter Ended October 28, 2018

Net sales increased 27.4% to $106.7 million, compared to $83.7 million in the same period a year ago. The net sales increase was driven by a  10.5% growth in direct net sales, or 6.6% after adjustment for the change in revenue recognition standards, and a 58.4% growth in retail net sales, with increases in both the men’s and women’s businesses. The increase in retail net sales was primarily due to having 43 stores in the third quarter of 2018 as compared to 26 stores in the same period a year ago.

Gross profit increased 28.6% to $61.0 million, or 57.1% of net sales, compared to $47.4 million, or 56.6% of net sales, in the corresponding prior-year period. The 50-basis point increase in gross margin was primarily attributable to an increase in product margin, partially offset by a decline in shipping revenues.

Selling, general and administrative  expenses increased 32.3% to $63.5 million, compared to $48.0 million in the same period a year ago. As a percentage of net sales, selling, general and administrative expenses increased 210 basis points to 59.5%, compared to 57.4% in the corresponding prior-year period. As a percentage of net sales, advertising and marketing costs increased 20 basis points to 20.4% compared to 20.2% in the corresponding prior-year period, primarily due to an increase in women’s television advertising to fuel the growth in the women’s business, offset by a decrease in catalog expense due to a planned decrease in catalog spend as a percentage of net sales. As a percentage of net sales, selling expenses increased 70 basis points to 16.5%, compared to 15.8% in the corresponding prior-year period, primarily due to an increase in customer service expense as a result of the growth in retail stores, partially offset by a decrease in shipping expenses due to leverage from an increase in the proportion of retail net sales. As a percentage of net sales, general and administrative expenses increased 120  basis points to 22.6% compared to 21.4% in the corresponding prior-year period, primarily due to an increase in information technology support and outside services and an increase in depreciation as a result of more stores.

Balance Sheet and Liquidity

The Company ended the quarter with a cash balance of $2.5 million, with net working capital of $85.1 million, and $65.0 million outstanding on its $80.0 million revolving line of credit.

Fiscal 2018 Outlook

The Company’s fiscal 2018 outlook is provided on a 53-week period, compared to a 52-week period in fiscal 2017. The Company reaffirmed its fiscal 2018 outlook as follows:

•	Net sales in the range of $555.0 million to $575.0 million
•	EPS in the range of $0.79 to $0.84 per diluted share, with an effective tax rate of 26%
•	The Company has completed its plan of opening 15 new stores, which added approximately 250,000 of additional gross square footage

The Company updated its fiscal 2018 outlook as follows:

•	Adjusted EBITDA[1] in the range of $53.0 million to $56.0 million, up from previous guidance of $51.0 million to $54.0 million
•	Capital expenditures, net of proceeds from finance lease obligations, of $50.0 million to $55.0 million[2]

1See Reconciliation of forecasted net income to forecasted EBITDA and forecasted EBITDA to forecasted Adjusted EBITDA in the accompanying financial tables.

2Fiscal 2018 capital expenditures primarily include the opening of 15 retail stores, investments in technology and infrastructure improvements.

The table below recaps the Company’s fiscal 2018 stores opened and signed new store leases and the anticipated opening timeframe.

		Gross
Location	Timing	Square Footage
Anchorage, AK1	Opened March 1, 2018	25,409
West Fargo, ND	Opened March 22, 2018	14,557
Colorado Springs, CO	Opened May 3, 2018	12,410
Lubbock, TX	Opened May 10, 2018	15,536
Denton, TX	Opened May 17, 2018	14,557
Portland, OR	Opened May 24, 2018	19,075
Columbus, OH	Opened June 7, 2018	14,749
Arlington, TX	Opened July 12, 2018	15,536
Golden, CO	Opened September 13, 2018	20,415
Ramsey, NJ	Opened September 27, 2018	13,300
Canton, OH	Opened October 11, 2018	14,557
Greensboro, NC1	Opened October 25, 2018	30,508
Oklahoma City, OK	Opened November 1, 2018	15,536
South Portland, ME	Opened November 8, 2018	12,964
Cary, NC	Opened November 15, 2018	11,164
Friendswood, TX	First half Fiscal 2019	16,026
Katy, TX	First half Fiscal 2019	16,000
Wichita, KS	First half Fiscal 2019	15,385
Spokane Valley, WA	First half Fiscal 2019	15,656
Jacksonville, FL	First half Fiscal 2019	14,557
Rogers, AR	First half Fiscal 2019	15,656
Danbury, CT	First half Fiscal 2019	9,792
Madison, AL	First half Fiscal 2019	15,656
Round Rock, TX	Second half Fiscal 2019	15,536

1Gross square footage includes space used for direct-to-customer fulfillment

Conference Call Information

A conference call and audio webcast with analysts and investors will be held on Thursday,  December 6, 2018 at 9:30 am Eastern Time, to discuss the results and answer questions.

•	Live conference call: 844-875-6915 (domestic) or 412-317-6711 (international)
•	Conference call replay available through December 20, 2018: 877-344-7529 (domestic) or 412-317-0088 (international)
•	Replay access code: 10126364
•	Live and archived webcast: ir.duluthtrading.com

The Company is enabling investors to pre-register for the earnings conference call so that they can expedite their entry into the call and avoid the need to wait for a live operator. In order to pre-register for the call, investors can visit http://dpregister.com/10126364  and enter in their contact information. Investors will then be issued a personalized phone number and pin to dial into the live conference call. Individuals can pre-register any time prior to the start of the conference call.

About Duluth Trading

Duluth Trading is a rapidly growing lifestyle brand for the Modern, Self-Reliant American. Based in Mount Horeb, Wisconsin, we offer high quality, solution-based casual wear, workwear and accessories for men and women who lead a hands-on lifestyle and who value a job well-done. We provide our customers an engaging and entertaining experience.  Our marketing incorporates humor and storytelling that conveys the uniqueness of our products in a distinctive, fun way, and our products are sold exclusively through our content-rich website, catalogs, and “store like no other” retail locations. We are committed to outstanding customer service backed by our “No Bull Guarantee” - if it’s not right, we’ll fix it. Visit our website at www.duluthtrading.com

Non-GAAP Measurements

Management believes that non-GAAP financial measures may be useful in certain instances to provide additional meaningful comparisons between current results and results in prior operating periods. Within this release, including the tables attached hereto, reference is made to adjusted earnings before interest, taxes, depreciation and amortization (EBITDA).  See attached Table “Reconciliation of Net Income to EBITDA and EBITDA to Adjusted EBITDA,” for a reconciliation of net income to EBITDA and EBITDA to Adjusted EBITDA for the three and nine months ended October 28, 2018, versus the three and nine months ended October 29, 2017.  See also attached Table “Reconciliation of Forecasted Net Income to Forecasted EBITDA and Forecasted EBITDA to Forecasted Adjusted EBITDA,” for a reconciliation of forecasted net income to forecasted EBITDA and forecasted EBITDA to forecasted adjusted EBITDA for the fiscal year ending February 3, 2019.  Adjusted EBITDA is a metric used by management and frequently used by the financial community, which provides insight into an organization’s operating trends and facilitates comparisons between peer companies, since interest, taxes, depreciation and amortization can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA excludes certain items that are unusual in nature or not comparable from period to period.  The Company provides this information to investors to assist in comparisons of past, present and future operating results and to assist in highlighting the results of on-going operations.  While the Company’s management believes that non-GAAP measurements are useful supplemental information, such adjusted results are not intended to replace the Company’s GAAP financial results and should be read in conjunction with those GAAP results.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts included in this press release, including statements concerning Duluth Trading's plans, objectives, goals, beliefs, business strategies, future events, business conditions, its results of operations, financial position and its business outlook, business trends and certain other information herein are forward-looking statements, including statements regarding Duluth Trading’s ability to execute on its growth strategies, statements under the heading “Fiscal 2018 Outlook” and the forecasted results of operations in the Table “Reconciliation of Forecasted Net Income to Forecasted EBITDA and Forecasted EBITDA to Forecasted Adjusted EBITDA.” You can identify forward-looking statements by the use of words such as “may,” ”might,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “believe,” “estimate,” “project,” “target,” “predict,” “intend,” “future,” “budget,” “goals,” “potential,” “continue,” “design,” “objective,” “forecasted,” “would” and other similar expressions. The forward-looking statements are not historical facts, and are based upon Duluth Trading's current expectations, beliefs, estimates, and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond Duluth Trading's control. Duluth Trading's expectations, beliefs and projections are expressed in good faith, and Duluth Trading believes there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs, estimates, and projections will be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the forward-looking statements, including, among others, the risks, uncertainties, and factors set forth under Part 1, Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on March 21, 2018, and other factors as may be periodically described in Duluth Trading’s subsequent filings with the SEC.  These risks and uncertainties include, but are not limited to, the following: our ability to maintain and enhance a strong brand image; our ability to successfully open new stores; effectively adapting to new challenges associated with our expansion into new geographic markets; generating adequate cash from our existing stores to support our growth; the impact of changes in corporate tax regulations; identifying and responding to new and changing customer preferences; the success of the locations in which our stores are located; our ability to attract and retain customers in the various retail venues and locations in which our stores are located; competing effectively in an environment of intense competition; our ability to adapt to significant changes in sales due to the seasonality of our business; price reductions or inventory shortages resulting from failure to purchase the appropriate amount of inventory in advance of the season in which it will be sold; increases in costs of fuel or other energy, transportation or utility costs and in the costs of labor and employment; failure of our information technology systems to support our current and growing business, before and after our planned upgrades; and other factors that may be disclosed in our SEC filings or otherwise. Forward-looking statements speak only as of the date the statements are made. Duluth Trading assumes no obligation to update forward-looking statements to reflect actual results, subsequent events or circumstances or other changes affecting forward-looking information except to the extent required by applicable securities laws.

Investor Contacts:

Donni Case (310) 622-8224

Michael Wilson (310) 622-8240

Financial Profiles, Inc.

Duluth@finprofiles.com

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(Tables Follow)

DULUTH HOLDINGS INC.

Condensed Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands)

	October 28, 2018	January 28, 2018

ASSETS
Current Assets:
Cash	$2,500	$2,865
Accounts receivable	339	52
Other receivables	2,827	273
Inventory, net	131,448	89,548
Prepaid expenses & other current assets	11,975	7,642
Deferred catalog costs	1,137	1,446
Total current assets	150,226	101,826
Property and equipment, net	165,885	109,705
Restricted cash	693	4,218
Available-for-sale security	6,323	6,323
Goodwill	402	402
Other assets, net	988	628
Total assets	$324,517	$223,102
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Trade accounts payable	$34,200	$17,320
Accrued expenses and other current liabilities	30,715	25,261
Income taxes payable	—	7,631
Current maturities of capital lease obligations	165	4
Current maturities of long-term debt	80	80
Total current liabilities	65,160	50,296
Long-term line of credit	65,000	—
Capitalized lease obligations, less current maturities	27,578	31
Finance lease obligations under build-to-suit leases	17,330	26,578
Deferred rent obligations, less current maturities	3,892	3,355
Deferred tax liabilities	1,573	2,100
Long-term debt, less current maturities	1,333	1,393
Total liabilities	181,866	83,753
Commitments and contingencies
Shareholders' equity:
Treasury stock	(92)	(57)
Capital stock	89,335	88,043
Retained earnings	49,972	48,084
Total shareholders' equity of Duluth Holdings Inc.	139,215	136,070
Noncontrolling interest	3,436	3,279
Total shareholders' equity	142,651	139,349
Total liabilities and shareholders' equity	$324,517	$223,102

DULUTH HOLDING INC.

Consolidated Statements of Operations

(Unaudited)

(Amounts in thousands, except per share figures)

	Three Months Ended		Nine Months Ended
	October 28, 2018	October 29, 2017	October 28, 2018	October 29, 2017
Net sales	$106,701	$83,729	$317,561	$253,642
Cost of goods sold (excluding depreciation and amortization)	45,730	36,302	138,410	108,649
Gross profit	60,971	47,427	179,151	144,993
Selling, general and administrative expenses	63,534	48,039	172,075	137,467
Operating (loss) income	(2,563)	(612)	7,076	7,526
Interest expense	1,583	661	3,638	1,199
Other income, net	3	73	168	175
(Loss) income before income taxes	(4,143)	(1,200)	3,606	6,502
Income tax (benefit) expense	(1,067)	(454)	913	2,480
Net (loss) income	(3,076)	(746)	2,693	4,022
Less: Net income attributable to noncontrolling interest	74	70	157	199
Net (loss) income attributable to controlling interest	$(3,150)	$(816)	$2,536	$3,823
Basic earnings per share (Class A and Class B):
Weighted average shares of common stock outstanding	32,098	31,861	32,065	31,837
Net (loss) income per share attributable to controlling interest	$(0.10)	$(0.03)	$0.08	$0.12
Diluted earnings per share (Class A and Class B):
Weighted average shares and equivalents outstanding	32,098	31,861	32,402	32,297
Net (loss) income per share attributable to controlling interest	$(0.10)	$(0.03)	$0.08	$0.12

DULUTH HOLDINGS INC.

Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in thousands)

	Nine Months Ended

	October 28, 2018	October 29, 2017
Cash flows from operating activities:
Net income	$2,693	$4,022
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	8,187	5,104
Stock based compensation	1,305	1,186
Deferred income taxes	(150)	(60)
Changes in operating assets and liabilities:
Accounts receivable	(287)	(17)
Other receivables	(2,554)	(1,320)
Inventory	(44,776)	(57,020)
Prepaid expense & other current assets	(4,951)	(3,136)
Deferred catalog costs	(1,416)	(1,006)
Trade accounts payable	19,126	18,665
Income taxes payable	(7,780)	(5,225)
Accrued expenses and deferred rent obligations	7,101	3,850
Net cash used in operating activities	(23,502)	(34,957)
Cash flows from investing activities:
Purchases of property and equipment	(45,878)	(37,501)
Change in other assets	(439)	(6,323)
Purchases of other assets	—	(85)
Net cash used in investing activities	(46,317)	(43,909)
Cash flows from financing activities:
Proceeds from line of credit	100,982	76,476
Payments on line of credit	(35,982)	(26,375)
Proceeds from long term debt	—	800
Payments on long term debt	(60)	(34)
Payments on capital lease obligations	(4)	(14)
Change in bank overdrafts	—	2,930
Distributions to holders of noncontrolling interest in variable interest entity	—	(400)
Proceeds from finance lease obligations	941	2,358
Capital contributions to variable interest entity	—	794
Shares withheld for tax payments on vested restricted shares	(35)	(57)
Other	87	38
Net cash provided by financing activities	65,929	56,516
Decrease in cash and restricted cash	(3,890)	(22,350)
Cash and restricted cash at beginning of period	7,083	25,477
Cash and restricted cash at end of period	$3,193	$3,127
Supplemental disclosure of cash flow information:
Interest paid	$3,362	$947
Income taxes paid	$10,055	$8,950
Supplemental disclosure of non-cash information:
Property and equipment acquired through capital lease	$27,711	$—
Property and equipment acquired under build-to-suit leases	$3,583	$12,739
Unpaid liability to acquire property and equipment	$3,001	$4,144

DULUTH HOLDINGS INC.

Reconciliation of Net Income to EBITDA and EBITDA to Adjusted EBITDA

(Unaudited)

(Amounts in thousands)

	Three Months Ended		Nine Months Ended
	October 28, 2018	October 29, 2017	October 28, 2018	October 29, 2017
Net (loss) income	$(3,076)	$(746)	$2,693	$4,022
Depreciation and amortization	3,118	1,824	8,187	5,104
Interest expense	1,583	661	3,638	1,199
Income tax (benefit) expense	(1,067)	(454)	913	2,480
EBITDA	$558	$1,285	$15,431	$12,805
Non-cash stock based compensation	447	569	1,305	1,186
Adjusted EBITDA	$1,005	$1,854	$16,736	$13,991

DULUTH HOLDINGS INC.

Segment Information

(Unaudited)

(Amounts in thousands)

	Three Months Ended		Nine Months Ended
	October 28, 2018	October 29, 2017	October 28, 2018	October 29, 2017
Net sales
Direct	$59,827	$54,146	$186,872	$175,588
Retail	46,874	29,583	130,689	78,054
Total net sales	$106,701	$83,729	$317,561	$253,642
Operating (loss) income
Direct	$(8,357)	$(2,738)	$(9,362)	$230
Retail	5,794	2,126	16,438	7,296
Total operating (loss) income	(2,563)	(612)	7,076	7,526
Interest expense	1,583	661	3,638	1,199
Other income, net	3	73	168	175
(Loss) income before income taxes	$(4,143)	$(1,200)	$3,606	$6,502

DULUTH HOLDINGS INC.

Net Sales by Business

(Unaudited)

(Amounts in thousands)

	Three Months Ended		Nine Months Ended
	October 28, 2018	October 29, 2017	October 28, 2018	October 29, 2017
Net sales
Men's	$72,789	$58,186	$216,143	$176,692
Women's	28,459	21,068	85,244	63,431
Hard goods/other	5,453	4,475	16,174	13,519
Total net sales	$106,701	$83,729	$317,561	$253,642

DULUTH HOLDINGS INC.

Reconciliation of Forecasted Net Income to Forecasted EBITDA and Forecasted EBITDA to Forecasted Adjusted EBITDA

For the Fiscal Year Ending February 3, 2019

(Unaudited)

(Amounts in thousands)

	Low	High
Forecasted
Net income	$26,000	$27,500
Depreciation and amortization	12,100	12,500
Interest expense	4,450	4,950
Income tax expense	9,000	9,550
EBITDA	$51,550	$54,500
Non-cash stock based compensation	1,450	1,500
Adjusted EBITDA	$53,000	$56,000